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                        CONSENT OF INDEPENDENT AUDITORS


The Gabelli ABC Fund,
     a Series of Gabelli Investor Funds, Inc.:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement No. 33-54016 on Form N-1A of our Report of Independent Auditors dated February 26, 1998, accompanying the financial statements.

We also consent to the use of our name under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus, and "Counsel and Independent Auditors" in the Statement of Additional Information, which is also part of such Registration Statement.

GRANT THORNTON LLP


New York, New York
April 29, 1998